Exhibit 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.0001 per share, of Northern Oil & Gas, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of September 19, 2018.

PIVOTAL WILLISTON BASIN II, LP
By:	Pivotal Williston GP II, LLC, its general partner

By:	Pivotal Petroleum Partners II LP, its sole member

By:	/s/ William B. DeArman
Vice President

PIVOTAL WILLISTON GP II, LLC
By:	Pivotal Petroleum Partners II LP, its sole member

By:	/s/ William B. DeArman
Vice President

PIVOTAL PETROLEUM PARTNERS II LP
By:	/s/ William B. DeArman
Vice President

TW PPP GP II, LLC
By:	Tailwater E&P Opportunity Fund II LP, its sole member

By:	TW GP E&P Fund II, LP, its general partner

By:	TW GP E&P Fund II GP, LLC, its general partner

By:	Tailwater Capital LLC, its sole member

By:	/s/ Brian Blakeman
Vice President

TAILWATER E&P OPPORTUNITY FUND II LP
By:	TW GP E&P Fund II, LP, its general partner

By:	TW GP E&P Fund II GP, LLC, its general partner

By:	Tailwater Capital LLC, its sole member

By:	/s/ Brian Blakeman
Vice President

TW GP E&P FUND II, LP
By:	TW GP E&P Fund II GP, LLC, its general partner

By:	Tailwater Capital LLC, its sole member

By:	/s/ Brian Blakeman
Vice President

TW GP E&P FUND II GP, LLC
By:	Tailwater Capital LLC, its sole member

By:	/s/ Brian Blakeman
Vice President

TAILWATER CAPITAL LLC
By:	/s/ Brian Blakeman
Vice President

/s/ Jason H. Downie
Jason H. Downie

/s/ Edward Herring
Edward Herring